UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2010, we through Grubb & Ellis Apartment REIT Holdings, LP, our operating partnership, or the Buyer, entered into an agreement, or the Agreement, with Duncanville Villages Multifamily, LTD, an unaffiliated third party, or the Seller, for the purchase of Bella Ruscello Luxury Apartment Homes, located in Duncanville, Texas, or the Bella Ruscello property, for a purchase price of $17,400,000, plus closing costs.

The material terms of the Agreement include: (i) a due diligence period of 30 days from the effective date of the Agreement; (ii) an initial deposit of $150,000 due within five days after the effective date of the Agreement which shall be applied to the purchase price and is non-refundable after the expiration of the due diligence period except in limited circumstances; (iii) a closing date within 30 days following the expiration of the due diligence period which the Buyer has the right to extend the closing date an additional 30 days by providing the Seller written notice at least five days before the scheduled closing date and payment of a $150,000 extension fee; (iv) a closing subject to our ability to obtain financing satisfactory to us in our sole discretion; (v) a right to terminate the Agreement in the Buyer’s sole discretion, at any time prior to or on the expiration of the due diligence period by providing the Seller a written notice of termination; and (vi) proration of property taxes, insurance premiums, rents, deposits and other items typically prorated made as of the date of recordation of the deed. The Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. We intend to finance the purchase of the property through a secured loan and from proceeds of our follow-on public offering. We also anticipate paying an acquisition fee of 3.0% of the purchase price to our advisor. The closing is expected to occur during the first quarter of 2010; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all.

The material terms of the Agreement supersede the terms of the non-binding letter of intent entered into between Buyer and Seller on December 20, 2009 and as disclosed in our Current Report on Form 8-K filed January 4, 2010.

The material terms of the Agreement regarding the purchase of the Bella Ruscello property are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 27, 2010, we issued a press release announcing the entry into the Agreement for the purchase of the Bella Ruscello property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Contract of Sale between Grubb & Ellis Apartment REIT Holdings, LP and Duncanville Villages Multifamily, LTD, dated January 22, 2010.

99.1 Grubb & Ellis Apartment REIT, Inc. Press Release, dated January 27, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

January 27, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Contract of Sale between Grubb & Ellis Apartment REIT Holdings, LP and Duncanville Villages Multifamily, LTD, dated January 22, 2010
99.1	Grubb & Ellis Apartment REIT, Inc. Press Release, dated January 27, 2010